Exhibit 3.1

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520

(775) 684-5708

Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

BlackBox Semiconductor, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The number of issued and outstanding common stock are increased by a ration of 20 shares for every 1 share currently issued and outstanding.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6/8/11

5. Signature: (required)

/S/ DAVID DUNCAN

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. Nevada Secretary of State Amend Profit-After

This form must be accompanied by appropriate fees. Revised: 3-6-09

WRITTEN CONSENT

OF THE SHAREHOLDERS OF

BLACKBOX SEMICONDUCTOR, INC.,

A Nevada Corporation

________________________________________________________________________________________________________

The undersigned, being a majority of the Shareholders of BlackBox Semiconductor, Inc. (the “Company”), hereby consent to take the following actions and adopt and approve the following proposals and resolutions effective as of May 17, 2011.

WHEREAS:

A.

The Company wishes to adopt and approve the action (the “Action”) set forth fully herein as it deems the Action to be in the best interests of the Company on a going-forward basis.

B.

A majority of the Shareholders1 vote to ratify and approve of the Action described herein taken, and to order that the Company and its Board of Directors (the “Board”) to take further action to file the same according to Section 14(c) of the Securities Exchange Act of 1934 and to subsequently take such further to make the Actions effective.

IT IS RESOLVED THAT THE SHAREHOLDERS:

1.

Authorize the Board, to affect a forward stock split of the Company’s common stock as further described herein (the “Forward Split”);

-

The number of shares of issued and outstanding common stock are increased by a ratio of 1 share for every 20 shares currently issued and outstanding.  The total number of authorized shares will remain unchanged.

CERTIFICATE

I hereby certify that the foregoing is a true and correct copy of a Resolution duly passed at a meeting of the Shareholders of BlackBox Semiconductor, Inc., held on May 17, 2011 and that the said Resolution is now in full force and effect.

NOCTUA FUND MANAGER, LLC

____________________________________________

_______________________________________________

By: Business Consulting Group Unlimited, Inc.

Its: Administrative Manager

By: James B. Panther

Its: Managing Director

May 17, 2011

4,000,000

Date

Shares

______________________________

1. As of the date of this Resolution, there were 4,110,788 common shares issued and outstanding and eligible to vote.  This Resolution is supported by 4,000,000 of these eligible shares, or 97% of the total number of eligible shares.

2